UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2006

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797

(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

Adoption of Long-term Cash Incentive Plan

On June 9, 2006, the Compensation Committee of the Board of Directors of Veeco Instruments Inc. (the “Company”) approved the adoption of the Veeco Instruments Inc. 2006 Long-Term Cash Incentive Plan (the “2006 Plan”). The 2006 Plan is designed to encourage results-oriented actions on the part of key executives that will drive the achievement of specific business objectives. The Compensation Committee shall establish the performance period for particular awards under the 2006 Plan (each of which shall be at least two years in length) and shall establish, for each respective performance period, the performance goals and target awards which will be payable if and to the extent the Company attains the specified performance goals for that performance period. Performance goals shall be objective, measurable goals deemed by the Compensation Committee to be closely linked to long-term shareholder value, such as earnings before interest, taxes and amortization (“EBITA”), revenue or other performance measures. Awards under the 2006 Plan may be made to full-time regular employees of the Company designated by the Compensation Committee or, in the case of non-executive officers, by the Chief Executive Officer.

On June 9, 2006, the Compensation Committee also issued awards under the 2006 Plan. For these awards, the performance goals are based on cumulative EBITA and revenue performance for the three year period ending December 31, 2008.

Amendment to Employment Agreements and Letter Agreements

The Company had previously entered into employment agreements with Messrs. Braun, Kania and Rein and letter agreements with Messrs. Bulman, Oates and Kiernan and Ms. Sargent (collectively, the “Previous Agreements”). These agreements provide for certain severance and other benefits in the event executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the respective agreement). On June 9, 2006, the Compensation Committee approved amendments to each of the Previous Agreements to provide that restricted stock awarded to the executives would vest and a pro-rated long-term cash incentive award would be deemed to be earned upon a termination of the executive for “cause” or for “good reason.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

June 15, 2006	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel